                                                                     EXHIBIT 4.3

           TEMPORARY CERTIFICATE: EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                       CERTIFICATE WHEN READY FOR DELIVERY

COMMON STOCK                                                  COMMON STOCK
------------------                                            ------------------
                       SHELBOURNE PROPERTIES III, INC.
------------------                                            ------------------
$0.01 PAR VALUE                                               $0.01 PAR VALUE



Incorporated under the laws of the State of Delaware       CUSIP _______________
TRANSFERABLE IN THE CITY OF NEW YORK, NY                   SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS
                                                           AND RESTRICTIONS


           --------------------------------------------------------
           THIS CERTIFIES THAT



           IS THE OWNER OF

           --------------------------------------------------------


                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF SHELBOURNE PROPERTIES III, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, each as from time to time amended, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.



DATED:

                    (SEAL OF SHELBOURNE PROPERTIES III, INC.)


----------------------------                     -------------------------------
TREASURER                                        PRESIDENT



Countersigned and Registered:                 ----------------------------------
American Stock Transfer & Trust Company       Transfer Agent
                                              and Registrar


                                              ----------------------------------
                                              Authorized Signature

                         SHELBOURNE PROPERTIES III, INC.

         The shares of Shelbourne Properties III, Inc. (the "Corporation") represented by this Certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general (a) any Person (other than a Related Party) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Related Party from Beneficially Owning shares of Equity Stock in excess of the Related Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Any purported Transfer of Equity Stock in violation of such restrictions shall be void AB INITIO and the Equity Stock violating such restriction, whether as a result of a Transfer or Non-Transfer Event, shall automatically be converted into shares of Excess Stock and transferred to a Trust for disposition as provided in the Corporation's Certificate of Incorporation. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Certificate of Incorporation.

         The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between the Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as of ________ __, 2000, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT_______Custodian_______
                                                        (Cust)          (Minor)

TEN ENT - as tenants by the entireties           under Uniform Gifts to
                                                 Minors Act

                                                 -------------------------------
JT TEN - as joint tenants with right                         (State)
         of survivorship and not as
         Tenants in common

         Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

[                                           ]
 -------------------------------------------  ----------------------------------


    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
                                    ASSIGNEE.

                                                                          Shares
--------------------------------------------------------------------------
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


                                                                        Attorney
------------------------------------------------------------------------
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises


Dated
     --------------


                        Signature(s)
                                    ----------------------  --------------------


Signature Guaranteed by:                          NOTICE; The signature(s) to
                                                  this assignment must
                                                  correspond with the name as
                                                  written upon the face of the
                                                  Certificate, in every
                                                  particular, without alteration
                                                  or enlargement or any change
                                                  whatever


----------------------------------